As filed with the Securities and Exchange Commission on June 29, 2015

Registration No. 333-197441

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STATE NATIONAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6331	26-0017421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1900 L. Don Dodson Drive
Bedford, Texas 76021

(817) 265-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Cleff
Executive Vice President of Business Affairs,
General Counsel and Secretary
1900 L. Don Dodson Drive
Bedford, Texas 76021

(817) 265-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard

Locke Lord LLP

111 South Wacker Drive

Chicago, Illinois 60606

(312) 443-0700

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

The Securities and Exchange Commission (the “Commission”) has previously declared effective the Registration Statement on Form S-1 (Commission File No. 333-197441) (the “Registration Statement”) filed by State National Companies, Inc. (the “Company”) with respect to the resale of up to an aggregate of 30,728,500 shares of the Company’s common stock by the selling stockholders identified therein.

The contractual obligations between the Company and the selling stockholders named in the Registration Statement requiring that the unsold shares of common stock included therein be registered and that the Registration Statement remain effective have expired by their terms.

Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bedford, State of Texas, on June 29, 2015.

STATE NATIONAL COMPANIES, INC.

By:	/s/ Terry Ledbetter
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Ledbetter	Chairman, President and Chief Executive Officer (principal executive officer)	June 29, 2015
Terry Ledbetter

*	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer and principal accounting officer)	June 29, 2015
David Hale

*	Director	June 29, 2015
Gene Becker

*	Director	June 29, 2015
Marsha Cameron

*	Director	June 29, 2015
David King

*	Director	June 29, 2015
Fred Reichelt

/s/ Terry Ledbetter

* Signed by Terry Ledbetter as attorney-in-fact